Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of SouthState Corporation of our reports dated February 25, 2022, with respect to the consolidated financial statements of SouthState Corporation and the effectiveness of internal control over financial reporting, included in the Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia

March 1, 2022